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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Overseas Partners Ltd. on Form S-3 of our report dated January 8, 1998, appearing in the Annual Report on Form 10-K of Overseas Partners Ltd. for the year ended December 31, 1997 and to the reference to us under the heading "Experts -- OPL" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE
Hamilton, Bermuda
December 11, 1998